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                                                                Exhibit 1
                              GOVERNANCE AGREEMENT


         AGREEMENT dated as of January 10, 1997, between NATIONAL HEALTH ENHANCEMENT SYSTEMS, INC., a Delaware corporation (the "Company"), and RURAL/METRO CORPORATION, a Delaware corporation (the "Stockholder").

         WHEREAS, the Company and the Stockholder are parties to a Subscription and Stock Purchase Agreement dated as of January 10, 1997 (the "Transaction Agreement") pursuant to which, among other things, subject to the terms and conditions contained in the Transaction Agreement, the Company will simultaneously herewith issue to the Stockholder an aggregate of Three Hundred Seventy Thousand Three Hundred Sixteen (370,370) shares (the "Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock"), in exchange for payment to the Company of $2,500,000; and

         WHEREAS, the Company and the Stockholder desire to establish in this Agreement certain terms and conditions concerning the Stockholder's participation in the corporate governance of the Company; and

         WHEREAS, the Company and the Stockholder have entered into that certain Investor Rights Agreement with respect to the Shares, and also desire to establish in this Agreement certain additional terms and conditions concerning the acquisition and disposition of securities of the Company by the Stockholder.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Company and the Stockholder hereby agrees as follows:

                                    ARTICLE I
                                   DEFINITIONS

         For purposes of this Agreement the following terms shall have the following meanings:

         SECTION 1.01. "Affiliate" shall have the meaning set forth in Rule 12b-2 under the Exchange Act (as in effect on the date of this Agreement).

         SECTION 1.02. "Beneficially Own" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

         SECTION 1.03. "Change in Control" means each of the following, with respect to a party hereto:
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                  (a) Any transaction, or series of transactions, whereby any person (as that term is used in Section 13 and 14(d)(2) of the Exchange Act), excluding Affiliates of the party as of the date of this Agreement, is or becomes the Beneficial Owner directly or indirectly, of Voting Securities of the other party representing fifty percent (50%) or more of the Total Voting Power of such party's then outstanding Voting Securities;

                  (b) Any merger, consolidation, or liquidation of a party in which it is not the continuing or surviving corporation or pursuant to which stock would be converted into cash, securities, or other property, other than a merger or consolidation with a wholly owned subsidiary, a reincorporation of such party in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of such party; or

                  (c) The sale, transfer, or other disposition of all or substantially all of the assets of the party.

         SECTION 1.04. "Closing" shall have the meaning specified in the Transaction Agreement.

         SECTION 1.05. "Commission" shall mean the Securities and Exchange Commission.

         SECTION 1.06. "Exchange Act" shall mean the Securities Exchange Act of 1934.

         SECTION 1.07. "Permitted Investment Percentage" shall mean the percentage of the Total Voting Power that the Stockholder may Beneficially Own; this limit shall be twenty-five percent (25%) of the Total Voting Power;

         SECTION 1.08. "Person" shall mean any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or department or agency of a government.

         SECTION 1.09. "Registration Rights Agreement" shall mean the Investor Rights Agreement between the Company and the Stockholder of even date herewith pursuant to which the Shares may be sold under the Securities Act of 1933.

         SECTION 1.10. "13D Group" shall mean any group of Persons acquiring, holding, voting or disposing of Voting Securities which would be required under
Section 13(d) of the Exchange Act and the rules and regulations thereunder (as in effect, and based on legal interpretations thereof existing, on the date hereof) to file a statement on Schedule 13D with the Commission as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned Voting Securities representing more than 5% of any class of voting Securities then outstanding.

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         SECTION 1.11. "Standstill Period" shall mean any period of time during which the Stockholder Beneficially Owns Voting Securities representing at least ten percent (10%) of the Total Voting Power. As of the effective date of this Agreement and consummation of the Stockholder's purchase of the Shares, the Stockholder Beneficially Owns Voting Securities representing ___ percent (__%) of the Total Voting Power.

         SECTION 1.12. "Total Voting Power" at any time shall mean the total combined voting power in the general election of directors of all the Voting Securities then outstanding.

         SECTION 1.13. "Transfer" shall mean any sale, transfer, pledge, encumbrance or other disposition, and to "Transfer" shall mean to sell, transfer, pledge, encumber or otherwise dispose of.

         SECTION 1.14. "Voting Securities" shall mean at any time shares of any class of capital stock of the Company which are then entitled to vote generally in the election of directors.

                                   ARTICLE II
                  STANDSTILL, TRANSFER RESTRICTIONS AND VOTING

         SECTION 2.01.  Acquisition of Voting Securities.

                  (a) The Stockholder covenants and agrees that the Stockholder will not, directly or indirectly, Beneficially Own any Voting Securities except for (i) the Shares and (ii) additional Voting Securities of the Company if the voting power in the general election of directors of all such additional Voting Securities Beneficially Owned by the Stockholder, together with the voting power in the general election of directors of the Shares then Beneficially Owned by the Stockholder does not equal or exceed the Permitted Investment Percentage. The Stockholder shall not permit any Affiliate (regardless of whether such Person becomes an Affiliate of the Stockholder after the date of this Agreement) to acquire, directly or indirectly, any Voting Securities.

                  (b) If at any time the Stockholder and its Affiliates Beneficially Own more than the Permitted Investment Percentage, then the Stockholder shall promptly take all action necessary to reduce the amount of Voting Securities Beneficially Owned by such Persons to an amount not greater than the Permitted Investment Percentage.

         SECTION 2.02. Additional Restrictions on Transfer. The Stockholder agrees to comply with the Registration Rights Agreement with respect to any proposed Transfer of Voting Securities by the Stockholder. In addition, during the Standstill Period, the Stockholder will not Transfer any Voting Securities except for:

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                  (a) Transfers of Voting Securities pursuant to exercise of the registration rights set forth in the Registration Rights Agreement or Transfers of up to five percent (5%) of the Voting Securities in any calendar year pursuant to Rule 144 under the Securities Act;

                  (b) Transfers of Voting Securities by the Stockholder to any of its controlled Affiliates, provided that such Affiliate becomes a signatory to this Agreement; and

                  (c) Transfers of Voting Securities by the Stockholder to any Person, other than as described in (a) or (b) of this Section 2.02, provided that no such Transfers under this clause (c) are made without the prior written consent of the Company (which will not be unreasonably withheld) to any Person (including its Affiliates and any Person or entities which are, to the Stockholder's knowledge after inquiry of the Company, part of any 13D Group which includes such transferee or any of its Affiliates) that, after giving effect to such Transfer, would beneficially Own Voting Securities representing more than five percent (5%) of the Total Voting Power, and provided, further, that the Stockholder shall have complied in good faith with Section 2.03 in all material respects.

         SECTION 2.03. Right of First Negotiation. In the event that the Stockholder shall desire to Transfer any Voting Securities under the circumstances referred to in Section 2.02(c):

                  (a) The Stockholder shall give the Company written notice of its bona fide intent to sell such Voting Securities (the "Notice of Intent to Sell"), specifying the number of Voting Securities to be sold, the prospective purchasers thereof if such prospective purchasers have been identified and the minimum price and terms and conditions of such sale and offering to sell such Voting Securities to the Company (or its designee) at such minimum price and on such terms and conditions;

                  (b) The Company (or its designee) shall have the exclusive right for a period of 30 days to negotiate in good faith the purchase of that number of shares of Voting Securities set for the Notice of Intent to Sell and to enter into a definitive agreement to purchase such Voting Securities, which purchase shall occur as promptly as is reasonably practicable, but in no event after the later of (i) the sixtieth day following the date of the definitive Agreement and (ii) the fifth business day following receipt of all required governmental approvals;

                  (c) If the Company (or its designee) and the Stockholder have not entered into a definitive agreement to purchase the Voting Securities described in the Notice of Intent to Sell within 30 days after receipt of the Notice of Intent to Sell, then, subject to Section 2.02, the Stockholder shall be free to enter into an agreement to sell or sell such Voting Securities to any third party or the prospective purchasers specified in such notice, as the case may be, at a price equal to or above the minimum price and on other terms and conditions no less favorable to the Stockholder than those specified in such notice, at any time within 75 days after the expiration of such 30-day period, but not otherwise;

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                  (d) If the Stockholder shall not have entered into a
definitive agreement to sell the Voting Securities identified in the notice given pursuant to paragraph (a) above within 75 days after the expiration of the 30-day period referred to in paragraph (c) above, then the Stockholder may not thereafter sell such Voting Securities without first delivering another Notice of Intent to Sell pursuant to paragraph (a) above and otherwise complying with the provisions of this Section 2.03; and

                  (e) The sale by the Stockholder pursuant to the definitive agreement referred to in paragraph (d) above shall be consummated no later than the later of (i) the sixtieth day following the execution of the definitive agreement and (ii) the fifth business day following receipt of all required governmental approvals.

         SECTION 2.04.  Voting.  During the Standstill Period:

                  (a) On all matters submitted to a vote of the Company's stockholders at any annual or special meeting of the Company's stockholders (other than the election of directors) all Voting Securities Beneficially Owned by the Stockholder shall be voted, at the option of the Stockholder, either (i) as recommended by the Board of Directors of the Company, or (ii) in the same proportion as the votes cast by the other holders of Voting Securities, and

                  (b) In respect of the election of directors to the Company's Board of Directors, all Voting Securities Beneficially Owned by the Stockholder shall be voted in favor of the slate or nominees recommended by the Company's Board of Directors.

         SECTION 2.05. Further Restrictions on Conduct. The Stockholder covenants and agrees that during the Standstill Period:

                  (a) Except solely by virtue of the Stockholder's representation on the Board of Directors of the Company, neither the Stockholder nor any Affiliate thereof will otherwise act, alone or in concert with others, to seek to affect or influence the control of the management or Board of Directors of the Company or the business, operations or policies of the Company;

                  (b) It shall not deposit any Voting Securities in a voting trust (except a voting trust or agreement to which the Company is a party) or subject any Voting Securities to any arrangement or agreement with respect to the voting of such Voting Securities or other agreement having similar effect;

                  (c) Neither the Stockholder nor any Affiliate thereof shall make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote, or seek to influence any Person with respect to the voting of, any Voting Securities, or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange

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Act, as in effect on the date hereof) in opposition to the recommendation of the majority of the directors of the Company with respect to any matter;

                  (d) Neither the Stockholder nor any Affiliate thereof shall initiate, propose or otherwise solicit any stockholders for the approval of any stockholder proposals with respect to the Company or induce or attempt to induce any other Person to initiate any stockholder proposal;

                  (e) Neither the Stockholder nor any Affiliate thereof shall join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any other Person, for the purpose of acquiring, holding, voting or disposing of Voting Securities, or otherwise become a "person" within the meaning of Section 13(d)(3) of the Exchange Act; and

                  (f) Neither the Stockholder nor any Affiliate thereof will taken any other action inconsistent with the foregoing.

         SECTION 2.06. Reports. The Stockholder shall deliver to the Company, promptly after any acquisition or Transfer of Voting Securities, an accurate written report specifying the amount and class of Voting Securities acquired or Transferred in such transaction and the amount of each class of Voting Securities owned by the Stockholder after giving effect to such transaction; provided, however, that no such report need be delivered with respect to any such acquisition or Transfer of Voting Securities by the Stockholder that is reported in a statement on Schedule 13D filed with the Commission and delivered to the Company by the Stockholder in accordance with Section 13(d) of the Exchange Act and the rules thereunder. The Company shall be entitled to rely on such reports and statements on Schedule 13D for all purposes of this Agreement.

         SECTION 2.07. Limited Antidilution Provisions. During the Standstill Period, the Stockholder shall have the right, but not the obligation, (the "Purchase Right") to purchase that number of shares of Common Stock or equity securities convertible into common stock ("Common Stock/Equivalents") in any private placement by the Company of Common Stock/Equivalents, at the same price and on the same terms and conditions as apply to other purchasers in such private placement (the "Private Placement Terms") so as to maintain the Stockholder's pro rata percentage ownership interest based upon issued and outstanding shares of Common Stock/Equivalents immediately prior to such private placement. The Company shall provide to the Stockholder at least twenty (20) days prior written notice (the "Notice Period") of the Private Placement Terms, the closing date of such private placement, and the number of shares of Common Stock/Equivalents available to the Stockholder under the Purchase Right (the "Notice"), and the Stockholder shall exercise the Purchase Right with respect to such private placement, if it elects to exercise such Purchase Right, by delivering to the Company written notice of its election no later than the end of the Notice Period. If the Stockholder does not elect

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within the Notice Period to exercise the Purchase Right, then the Stockholder shall be deemed to have elected not to exercise the Purchase Right as it relates to the private placement transaction described in the Notice. Notwithstanding any provision herein to the contrary, the Purchase Right shall not apply to (i) any grant of options or warrants by the Company under any Board of Directors-approved equity incentive or option plan or in connection with services rendered or to be rendered, (ii) any acquisition transaction by the Company in which it issues Common Stock/Equivalents of the Company as consideration, in whole or in part, in such transaction, or (iii) any other issuance of Common Stock/Equivalents, other than for cash or cash equivalents, in a private placement transaction.

                                   ARTICLE III
                               BOARD OF DIRECTORS

         SECTION 3.01. Nomination of Member of Board of Directors. As soon as is reasonably practicable after the Closing, the Board of Directors shall take such action as is required under applicable law to increase the size of the Board of Directors to at least seven (7) directors and to cause to be elected to the Board of Directors, effective immediately, one director proposed by the Stockholder, after consultation with the Company's Board of Directors, who shall be reasonably satisfactory to the Company's Board of Directors. The rights set forth in the Section 3.01 shall be personal and nontransferable.

         SECTION 3.02. Stockholder's Right to an Additional Director. Commencing at the time and for only so long as the Stockholder Beneficially Owns twenty percent (20%) or more of the Total Voting Power, the Board shall take such action as is required under applicable law to increase the size of the Board of Directors to at least eight (8) directors and to cause to be elected to the Board of Directors an additional director proposed by the Stockholder (for a total of 2 nominees by the Stockholder), after consultation with the Company's Board of Directors, who shall be reasonably satisfactory to the Company's Board of Directors. The rights set forth in the Section 3.02 shall be personal and nontransferable.

                                   ARTICLE IV
                          CHANGE IN CONTROL PROVISIONS

         SECTION 4.01. Change in Control of the Stockholder to a Competitor of the Company.

         In the event of a Change in Control of the Stockholder in favor of a "Company Competitor", as defined on Schedule 4.01 attached hereto, the following provisions shall apply:

                  (a) The Company (or its nominee) shall have the right, but not the obligation, to purchase all Shares Beneficially Owned by the Stockholder or its Affiliates (the "NHES Option"). The Company (or its nominee) may exercise the NHES Option by delivering to the Stockholder, no later than thirty (30) days after receipt by the Company of written notice of the Change in Control from the Stockholder, written notice of its election to exercise the NHES

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Option, the number of Shares it elects to purchase under the NHES Option, and the proposed time, place and date of closing of the purchase transaction (but not later than 10 days after the end of such 30 day period) (the "Exercise Notice"). The Company shall pay the exercise price at the closing in readily available federal funds, and the Stockholder and its Affiliates shall deliver the Shares to the Company (or its nominee) against payment therefor, free and clear of any and all liens, encumbrances, or restrictions of any kind or nature (except only those in favor of the Company under this Agreement and the Registration Rights Agreement),and such closing shall take place as specified in the Exercise Notice, except as otherwise agreed by the parties. The per Share exercise price for the Shares shall be the lower of (i) the average traded price for shares of common stock of the Stockholder on the date the Change in Control became effective or (ii) the average traded price for shares of common stock of the Stockholder on the business day immediately preceding the closing date for exercise of the NHES Option.

                  (b) Except to the extent purchased by the Company pursuant to the NHES Option, any Shares Beneficially Owned by the Stockholder or its Affiliates shall be delivered to the Company within thirty (30) days after the Change in Control and shall be held by the Company pursuant to a voting trust agreement to be executed and delivered by the parties in the form attached hereto as Exhibit 4.01(b) for the purpose of implementing the terms and conditions of this Agreement (the "Voting Trust"). In the event that the Stockholder and its Affiliates fail to execute and deliver the Voting Trust and/or the Shares as required herein, then this Agreement shall constitute a proxy pursuant to which the Stockholder hereby appoints the Company (or its nominee) as its proxy with full, exclusive and irrevocable power to vote all of such Shares in the discretion of the Company (or its nominee).

                  (c) Article III of this Agreement shall immediately terminate, and except as otherwise determined by the Board of Directors, the individuals designated by the Stockholder pursuant to Article III shall be deemed removed as directors of the Company, effective as of the date of the Change in Control.

         SECTION 4.02. Change in Control of the Company to a Competitor of the Stockholder.

         In the event of a Change in Control (or a proposed Change in Control) of the Company in favor of an "RM Competitor", as defined on Schedule 4.02 attached hereto, the following provisions shall apply:

                  (a) In the event that the Board of Directors of the Company desires to approve a transaction pursuant to which a Change in Control in favor of an RM Competitor would occur upon closing of such transaction, then the Company shall not complete such a transaction (the "Proposed Transaction") without first delivering to the Stockholder a written notice (the "Transaction Notice") describing in reasonable detail the material terms and conditions of the Proposed Transaction and giving the Stockholder the right, but not the obligation, (the "Right of First Refusal") to enter into the Proposed Transaction with the Company on such terms and

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conditions. The Stockholder shall exercise the Right of First Refusal, if at all, by delivering to the Company, for receipt by the Company within thirty (30) days after the Stockholder's receipt of the Transaction Notice, its written election to exercise such Right, which shall be binding and specifically enforceable by the Company. If the Company does not receive the Stockholder's written election to exercise the Right of First Refusal within the 30 days specified above, then the Stockholder shall be deemed to have elected not to exercise the Right of First Refusal, and the Company shall be free to enter into and consummate the Proposed Transaction on terms and conditions not materially more favorable to the Company than set forth in the Transaction Notice.
                  (b) With respect to any Change in Control in favor of an RM Competitor to which Section 4.02(a) does not apply, the Stockholder shall have the right, but not the obligation, to cause the Company to purchase all Shares Beneficially Owned by the Stockholder or its Affiliates (the "RM Option"). The Stockholder may exercise the RM Option (on behalf of itself and its Affiliates) by delivering to the Company, no later than thirty (30) days after receipt by the Stockholder of written notice of the Change in Control from the Company, written notice of its election to exercise the RM Option, the number of Shares it and its Affiliates elect to sell under the RM Option, and the proposed time, place and date of closing of the purchase transaction (but not later than 10 days after the end of such 30 day period) (the "Exercise Notice"). The Company shall pay the exercise price at the closing in readily available federal funds, and the Stockholder and its Affiliates shall deliver the Shares to the Company (or its nominee) against payment therefor, free and clear of any and all liens, encumbrances, or restrictions of any kind or nature (except only those in favor of the Company under this Agreement and the Registration Rights Agreement), and such closing shall take place as specified in the Exercise Notice, except as otherwise agreed by the parties. The per Share exercise price for the Shares shall be the higher of (i) the average traded price for shares of common stock of the Company on the date the Change in Control became effective or (ii) the average traded price for shares of common stock of the Company on the business day immediately preceding the closing date for exercise of the RM Option.

                                    ARTICLE V
                          REPRESENTATION AND WARRANTIES

         SECTION 5.01. Representation and Warranties of the Company. The Company represents and warrants to the Stockholder that

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder;

                  (b) The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly

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authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby, and

                  (c) This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, and, assuming this Agreement constitutes a valid and binding obligation of the Stockholder, is enforceable against the Company in accordance with its terms.

         SECTION 5.02. Representation and Warranties of the Stockholder. The Stockholder represents and warrants to the Company that:

                  (a) It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder;

                  (b) The execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Stockholder and no other corporate proceedings on the part of the Stockholder are necessary to authorize this Agreement or any of the transactions contemplated hereby, and

                  (c) This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of the Company, is enforceable against the Stockholder in accordance with its terms.

                                   ARTICLE VI
                                  MISCELLANEOUS

         SECTION 6.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy) and shall be given,

         if to the Stockholder, to:

                           Rural/Metro Corporation
                           8401 East Indian School Road
                           Scottsdale, Arizona  85251
                           Attention:  General Counsel
                           FAX:  (602) 481-3328

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         if to the Company, to:

                           National Health Enhancement Systems, Inc.
                           3200 North Central, Suite 1750
                           Phoenix, Arizona   85012
                           Attention:  Chairman and CEO
                           FAX:  (602) 274-6158

         with a copy to:

                           Osborn Maledon, P.A.
                           2929 N. Central Avenue, Suite 2100
                           Phoenix, Arizona 85012-2794
                           Attention:  Thomas H. Curzon, Esq.
                           FAX: (602) 235-9444

or such address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective when delivered personally, telegraphed, or telecopied, or, if mailed, five business days after the date of mailing.

         SECTION 6.02.   Amendments; No Waivers.

                  (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Stockholder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 6.03. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         SECTION 6.04. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Arizona.

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         SECTION 6.05. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by the other party hereto.

         SECTION 6.06. Specific Performance. The Company and the Stockholder each acknowledges and agrees that the parties' respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, agrees that, in the event of a breach or threatened breach by the Company or the Stockholder of the provisions of this Agreement, in addition to any remedies at law, the Stockholder and the Company, respectively, without posting any bond shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

         SECTION 6.07.  Termination.  This Agreement shall terminate:

                  (a) Prior to the Closing upon any termination of the Transaction Agreement in accordance with its terms; and

                  (b) On such date as the Stockholder or its Affiliates no longer Beneficially Own any Shares.

         SECTION 6.08. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in not way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                       NATIONAL HEALTH ENHANCEMENT
                                       SYSTEMS, INC.


                                       By:      /s/ Gregory J. Petras
                                                --------------------------------
                                       Title:   Chairman & CEO
                                                --------------------------------
                                       Date:    January 10, 1997
                                                --------------------------------

                                                                       "Company"


                                       RURAL/METRO CORPORATION


                                       By:      /s/ Mark E. Liebner
                                                --------------------------------
                                       Title:   Senior Vice President & CFO
                                                --------------------------------
                                       Date:    January 10, 1997
                                                --------------------------------

                                                                   "Stockholder"

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